UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2024 (May 9, 2024)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on May 9, 2024, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Newell Brands Inc. (the “Company”), the stockholders of the Company approved an amendment to the Newell Brands Inc. 2022 Incentive Plan (the “Plan”). The amendment (i) increased the aggregate share reserve (and the number of shares that may be subject to incentive stock options) under the Plan by 9,032,000 shares of common stock and (ii) made “liberal” share counting (i.e., recycling of shares withheld to satisfy tax withholding obligations on Plan awards) impermissible for all awards granted on or after the effective date of the amendment. For more information on the amendment, please see the related proposal in the Proxy Statement (as defined in Item 5.07 below).

The foregoing description of the amendment and the Plan, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 9, 2024. For more information on the proposals presented at the meeting, please see the Company’s Definitive Proxy Statement, filed with the SEC on March 27, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference.

The number of shares of common stock voted on matters presented at the Annual Meeting was 369,481,009 of the 415,161,249 shares outstanding as of the March 12, 2024 record date for the Annual Meeting. Below is a summary of the items voted on by the stockholders at the Annual Meeting.

The stockholders elected each of the following eight nominees to the Board of Directors for a one-year term by a majority vote:

	For	Against	Abstain	Broker Non-Votes
Bridget Ryan Berman	303,405,490	35,024,343	370,449	30,680,727
Patrick D. Campbell	329,856,875	8,454,781	488,626	30,680,727
James P. Keane	334,260,687	4,025,546	514,049	30,680,727
Gerardo I. Lopez	333,476,412	4,950,416	373,454	30,680,727
Christopher H. Peterson	336,416,747	2,051,765	331,770	30,680,727
Judith A. Sprieser	333,646,553	4,788,451	365,278	30,680,727
Stephanie P. Stahl	333,163,048	5,262,912	374,322	30,680,727
Anthony Terry	336,122,964	2,192,527	484,791	30,680,727

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain
366,754,303	2,217,219	509,487

The stockholders did not approve the advisory resolution to approve named executive officer compensation (“Say-On-Pay”):

For	Against	Abstain	Broker Non-Votes
146,805,243	191,026,103	968,936	30,680,727

The stockholders approved an amendment to the Newell Brands Inc. 2022 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
326,211,111	11,751,483	837,688	30,680,727

The stockholders approved an amendment to the Company’s Charter to include an officer exculpation provision:

For	Against	Abstain	Broker Non-Votes
288,246,853	49,892,624	660,805	30,680,727

The new amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), was filed with the Secretary of State of the State of Delaware on May 9, 2024 and was effective as of such date. The foregoing description of the amendment to the Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter amendment, a copy of which is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Newell Brands Inc., amended as of May 9, 2024.

10.1	Newell Brands Inc. 2022 Incentive Plan, as amended May 9, 2024.

104	Cover Page Interactive Data File (formatted as inline XBLR and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: May 10, 2024	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal & Administrative Officer and Corporate Secretary